UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 14, 2008
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-52105 (Commission File Number)	94-3030279 (I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2008, the employment relationship between Joseph P. Bellino and Kaiser Aluminum Corporation (the “Company”) terminated. Prior to such termination, Mr. Bellino served as the Company’s Executive Vice President and Chief Financial Officer.
The Company and Mr. Bellino have entered into a severance letter (the “Severance Letter”) pursuant to which Mr. Bellino is entitled to receive the benefits provided under Sections 4.1 and 4.5 of his employment agreement, including the following: (i) a cash payment equal to two times his current annual salary; (ii) a prorated portion of his target bonus under the Company’s 2008 short-term incentive compensation plan (the “2008 STI Plan”); and (iii) continued medical and disability benefits for up to two years. Mr. Bellino will also continue to receive a car allowance for two years. In addition, pursuant to the Severance Letter, the restrictions on the shares of restricted stock granted to Mr. Bellino on July 6, 2006 will be deemed to have lapsed, effective April 16, 2008. All other outstanding grants made to Mr. Bellino under the Company’s Amended and Restated 2006 Equity and Performance Incentive Plan will be cancelled. A copy of the Severance Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.
In connection with Mr. Bellino’s departure, Daniel J. Rinkenberger was appointed as Senior Vice President and Chief Financial Officer effective April 14, 2008. Mr. Rinkenberger will also continue to serve as our Treasurer. Mr. Rinkenberger, 49, served as our Vice President and Treasurer from January 2005 to April 2008. He previously served as our Vice President of Economic Analysis and Planning from February 2002 through January 2005. He served as Vice President of Planning and Business Development of Kaiser Fabricated Products division from June 2000 through February 2002. Prior to that, he served as Vice President, Finance and Business Planning of Kaiser Flat-Rolled Products division from February 1998 to February 2000, and as our Assistant Treasurer from January 1995 through February 1998. Before joining the Company, he held a series of positions of increasing responsibility in the Treasury Department at Pennzoil Corporation. He holds a Master of Business Administration degree in finance from the University of Chicago and a Bachelor of Education degree from Illinois State University. He is a Chartered Financial Analyst.
In connection with Mr. Rinkenberger’s appointment as Senior Vice President and Chief Financial Officer, his compensation package was adjusted to (i) increase his annual base salary from $242,000 to $300,000, effective April 16, 2008; (ii) increase his threshold, target and maximum payout under the 2008 STI Plan from $42,350, $81,070 and 254,100, respectively, to $75,000, $150,000 and $450,000, respectively; and (iii) provide him 1,939 additional shares of restricted stock and 4,632 additional performance shares under the Company’s 2008-2010 long-term incentive program, effective April 14, 2008.
Mr. Bellino’s departure and Mr. Rinkenberger’s appointment are in no way related to any disagreement between the Company and Mr. Bellino regarding the Company’s accounting or financial reporting practices.
A copy of the press release announcing the appointment of Mr. Rinkenberger and the termination of Mr. Bellino’s employment relationship with the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Severance Letter between Joseph P. Bellino and the Company dated April 16, 2008.

99.1	Press Release dated April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
	By:	/s/ John M. Donnan
John M. Donnan
Date: April 16, 2008		Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Letter between Joseph P. Bellino and the Company dated April 16, 2008.

99.1	Press Release dated April 16, 2008.